Time Charter

GOVERNMENT FORM

Approved by the New York Produce Exchange

November 6th, 1913—Amended October 20th, 1921; August 6th, 1931; October 3rd, 1946

This Charter Party, made and concluded in ______ day of ______ 19______

Between ______________

Owners of the good ______ Steamship/Motorship __________________ of ______ of ______________ tons gross register, and ____________ tons net register, having engines of ______ indicated horse power and with hull, machinery and equipment in a thoroughly efficient state, and classed ______ at ______ of about ______________ cubic feet bale capacity, and about ______ tons of 2240 lbs. deadweight capacity (cargo and bunkers, including fresh water and stores not exceeding one and one-half percent of ship's deadweight capacity, allowing a minimum of fifty tons) on a draft of ______ feet ______ inches on ______ Summer freeboard, inclusive of permanent bunkers, which are of the capacity of about ______ tons of fuel, and capable of steaming, fully laden, under good weather conditions about ______ knots on a consumption of about ______ tons of best Welsh coal-best grade fuel oil-best grade Diesel oil, now ______

______ and ______________ Charterers of the City of ______

Witnesseth, That the said Owners agree to let, and the said Charterers agree to hire the said vessel, from the time of delivery, for about ______

______ within below mentioned trading limits.

Charterers to have liberty to sublet the vessel for all or any part of the time covered by this Charter, but Charterers remaining responsible for the fulfillment of this Charter Party.

Vessel to be placed at the disposal of the Charterers, at ______

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in such dock or at such wharf or place (where she may safely lie, always afloat, at all times of tide, except as otherwise provided in clause No. 6), as the Charterers may direct. If such dock, wharf or place be not available time to count as provided for in clause No. 5. Vessel on her delivery to be ready to receive cargo with clean-swept holds and tight, staunch, strong and in every way fitted for the service, having water ballast, winches and donkey boiler with sufficient steam power, or if not equipped with donkey boiler, then other power sufficient to run all the winches at one and the same time (and with full complement of officers, seamen, engineers and firemen for a vessel of her tonnage), to be employed, in carrying lawful merchandise, including petroleum or its products, in proper containers, excluding ______

(vessel is not to be employed in the carriage of Live Stock, but Charterers are to have the privilege of shipping a small number on deck at their risk, all necessary fittings and other requirements to be for account of Charterers), in such lawful trades, between safe port and/or ports in British North America, and/or United States of America, and/or West Indies, and/or Central America, and/or Caribbean Sea, and/or Gulf of Mexico, and/or Mexico, and/or South America ______ and/or Europe

and/or Africa, and/or Asia, and/or Australia, and/or Tasmania, and/or New Zealand, but excluding Magdalena River, River St. Lawrence between October 31st and May 15th, Hudson Bay and all unsafe ports; also excluding, when out of season, White Sea, Black Sea and the Baltic,

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as the Charterers or their Agents shall direct, on the following conditions:

1. That the Owners shall provide and pay for all provisions, wages and consular shipping and discharging fees of the Crew; shall pay for the insurance of the vessel, also for all the cabin, deck, engine-room and other necessary stores, including boiler water and maintain her class and keep the vessel in a thoroughly efficient state in hull, machinery and equipment for and during the service.

2. That the Charterers shall provide and pay for all the fuel except as otherwise agreed, Port Charges, Pilotages, Agencies, Commissions, Consular Charges (except those pertaining to the Crew), and all other usual expenses except those before stated, but when the vessel puts into a port for causes for which vessel is responsible, then all such charges incurred shall be paid by the Owners. Fumigations ordered because of illness of the crew to be for Owners account. Fumigations ordered because of cargoes carried or ports visited while vessel is employed under this charter to be for Charterers account. All other fumigations to be for Charterers account after vessel has been on charter for a continuous period of six months or more.

Charterers are to provide necessary dunnage and shifting boards, also any extra fittings requisite for a special trade or unusual cargo, but Owners to allow them the use of any dunnage and shifting boards already aboard vessel. Charterers to have the privilege of using shifting boards for dunnage, they making good any damage thereto.

3. That the Charterers, at the port of delivery, and the Owners, at the port of re-delivery, shall take over and pay for all fuel remaining on board the vessel at the current prices in the respective ports, the vessel to be delivered with not less than ______ tons and not more than ______ tons and to be re-delivered with not less than ______ tons and not more than ______ tons.

4. That the Charterers shall pay for the use and hire of the said Vessel at the rate of ______

______ United States Currency per ton on vessel's total deadweight carrying capacity, including bunkers and stores, on ______ summer freeboard, per Calendar Month, commencing on and from the day of her delivery, as aforesaid, and at and after the same rate for any part of a month; hire to continue until the hour of the day of her re-delivery in like good order and condition, ordinary wear and tear excepted, to the Owners (unless lost) at ______

______ unless otherwise mutually agreed. Charterers are to give Owners not less than ______ days notice of vessels expected date of re-delivery, and probable port.

5. Payment of said hire to be made in New York in cash in United States Currency, semi-monthly in advance, and for the last half month or part of same the approximate amount of hire, and should same not cover the actual time, hire is to be paid for the balance day by day, as it becomes due, if so required by Owners, unless bank guarantee or deposit is made by the Charterers, otherwise failing the punctual and regular payment of the hire, or bank guarantee, or on any breach of this Charter Party, the Owners shall be at liberty to withdraw the vessel from the service of the Charterers, without prejudice to any claim they (the Owners) may otherwise have on the Charterers. Time to count from 7 a.m. on the working day following that on which written notice of readiness has been given to Charterers or their Agents before 4 p.m., but if required by Charterers, they to have the privilege of using vessel at once, such time used to count as hire.

Cash for vessel's ordinary disbursements at any port may be advanced as required by the Captain, by the Charterers or their Agents, subject to 2½% commission and such advances shall be deducted from the hire. The Charterers, however, shall in no way be responsible for the application of such advances.

6. That the cargo or cargoes be laden and/or discharged in any dock or at any wharf or place that Charterers or their Agents may direct, provided the vessel can safely lie always afloat at any time of tide, except at such places where it is customary for similar size vessels to safely lie aground.

7. That the whole reach of the Vessel's Hold, Decks, and usual places of loading (not more than she can reasonably stow and carry), also accommodations for Supercargo, if carried, shall be at the Charterers' disposal, reserving only proper and sufficient space for Ship's officers, crew, tackle, apparel, furniture, provisions, stores and fuel. Charterers have the privilege of passengers as far as accommodations allow, Charterers paying Owners ______ per day per passenger for accommodations and meals. However, it is agreed that in case any fines or extra expenses are incurred in the consequences of the carriage of passengers, Charterers are to bear such risk and expense.

8. That the Captain shall prosecute his voyages with the utmost despatch, and shall render all customary assistance with ship's crew and boats. The Captain (although appointed by the Owners), shall be under the orders and directions of the Charterers as regards employment and agency; and Charterers are to load, stow, and trim the cargo at their expense under the supervision of the Captain, who is to sign Bills of Lading for cargo as presented, in conformity with Mate's or Tally Clerk's receipts.

9. That if the Charterers shall have reason to be dissatisfied with the conduct of the Captain, Officers, or Engineers, the Owners shall on receiving particulars of the complaint, investigate the same, and, if necessary, make a change in the appointments.

10. That the Charterers shall have permission to appoint a Supercargo, who shall accompany the vessel and see that voyages are prosecuted with the utmost despatch. He is to be furnished with free accommodation, and same fare as provided for Captain's table, Charterers paying at the rate of $1.00 per day. Owners to victual Pilots and Customs Officers, and also, when authorized by Charterers or their Agents, to victual Tally Clerks, Stevedore's Foreman, etc., Charterers paying at the current rate per meal, for all such victualling.

11. That the Charterers shall furnish the Captain from time to time with all requisite instructions and sailing directions, in writing, and the Captain shall keep a full and correct Log of the voyage or voyages, which are to be patent to the Charterers or their Agents, and furnish the Charterers, their Agents or Supercargo, when required, with a true copy of daily Logs, showing the course of the vessel and distance run and the consumption of fuel.

12. That the Captain shall use diligence in caring for the ventilation of the cargo.

13. That the Charterers shall have the option of continuing this charter for a further period of ______

______ on giving written notice thereof to the Owners or their Agents ______ days previous to the expiration of the first-named term, or any declared option.

14. That if required by Charterers, time not to commence before ______ and should vessel not have given written notice of readiness on or before ______ but not later than 4 p.m. Charterers or their Agents to have the option of cancelling this Charter at any time not later than the day of vessel's readiness.

15. That in the event of the loss of time from deficiency of men or stores, fire, breakdown or damages to hull, machinery or equipment, grounding, detention by average accidents to ship or cargo, drydocking for the purpose of examination or painting bottom, or by any other cause preventing the full working of the vessel, the payment of hire shall cease for the time thereby lost; and if upon the voyage the speed be reduced by defect in or breakdown of any part of her hull, machinery or equipment, the time so lost, and the cost of any extra fuel consumed in consequence thereof, and all extra expenses shall be deducted from the hire.

16. That should the Vessel be lost, money paid in advance and not earned (reckoning from the date of loss or being last heard of) shall be returned to the Charterers at once. The act of God, enemies, fire, restraint of Princes, Rulers and People, and all dangers and accidents of the Seas, Rivers, Machinery, Boilers and Steam Navigation, and errors of Navigation throughout this Charter Party, always mutually excepted.
The vessel shall have the liberty to sail with or without pilots, to tow and to be towed, to assist vessels in distress, and to deviate for the purpose of saving life and property.

17. That should any dispute arise between Owners and the Charterers, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them, shall be final, and for the purpose of enforcing any award, this agreement may be made a rule of the Court. The Arbitrators shall be commercial men.

18. That the Owners shall have a lien upon all cargoes, and all sub-freights for any amounts due under this Charter, including General Average contributions, and the Charterers to have a lien on the Ship for all monies paid in advance and not earned, and any overpaid hire or excess deposit to be returned at once. Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the owners in the vessel.

19. That all derelicts and salvage shall be for Owners' and Charterers' equal benefit after deducting Owners' and Charterers' expenses and Crew's proportion. General Average shall be adjusted, stated and settled, according to Rules 1 to 15, inclusive, 17 to 22, inclusive, and Rule F of York-Antwerp Rules 1924, at such port or place in the United States as may be selected by the carrier, and as to matters not provided for by these Rules, according to the laws and usages at the port of New York. In such adjustment disbursements in foreign currencies shall be exchanged into United States money at the rate prevailing on the dates made and allowances for damage to cargo claimed in foreign currency shall be converted at the rate prevailing on the last day of discharge at the port or place of final discharge of such damaged cargo from the ship. Average agreement or bond and such additional security, as may be required by the carrier, must be furnished before delivery of the goods. Such cash deposit as the carrier or his agents may deem sufficient as additional security for the contribution of the goods and for any salvage and special charges thereon, shall, if required, be made by the goods, shippers, consignees or owners of the goods to the carrier before delivery. Such deposit shall, at the option of the carrier, be payable in United States money and be remitted to the adjuster. When so remitted the deposit shall be held in a special account at the place of adjustment in the name of the adjuster pending settlement of the General Average and refunds or credit balances, if any, shall be paid in United States money.

In the event of accident, danger, damage, or disaster, before or after commencement of the voyage resulting from any cause whatsoever whether due to negligence or not, for which, or for the consequence of which, the carrier is not responsible, by statute, contract, or otherwise, the goods, the shipper and the consignee, jointly and severally, shall contribute with the carrier in general average to the payment of any sacrifices, losses, or expenses of a general average nature that may be made or incurred, and shall pay salvage and special charges incurred in respect of the goods. If a salving ship is owned or operated by the carrier, salvage shall be paid for as fully and in the same manner as if such salving ship or ships belonged to strangers.

Provisions as to General Average in accordance with the above are to be included in all bills of lading issued hereunder.

20. Fuel used by the vessel while off hire, also for cooking, condensing water, or for grates and stoves to be agreed to as to quantity, and the cost of replacing same, to be allowed by Owners.

21. That as the vessel may be from time to time employed in tropical waters during the term of this Charter, Vessel is to be docked at a convenient place, bottom cleaned and painted whenever Charterers and Captain think necessary, at least once in every six months, reckoning from time of last painting, and payment of the hire to be suspended until she is again in proper state for the service.

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22. Owners shall maintain the gear of the ship as fitted, providing gear (for all derricks) capable of handling lifts up to three tons, also providing ropes, falls, slings and blocks. If vessel is fitted with derricks capable of handling heavier lifts, Owners are to provide necessary gear for same, otherwise equipment and gear for heavier lifts shall be for Charterers' account. Owners also to provide on the vessel lanterns and oil for night work, and vessel to give use of electric light when so fitted, but any additional lights over those on board to be at Charterers' expense. The

Charterers to have the use of any gear on board the vessel.

23. Vessel to work night and day, if required by Charterers, and all winches to be at Charterers' disposal during loading and discharging; steamer to provide one winchman per hatch to work winches day and night, as required, Charterers agreeing to pay officers, engineers, winchmen, deck hands and donkeymen for overtime work done in accordance with the working hours and rates stated in the ship's articles. If the rules of the port, or labor unions, prevent crew from driving winches, shore Winchmen to be paid by Charterers. In the event of a disabled winch or winches, or insufficient power to operate winches, Owners to pay for shore engine, or engines, in lieu thereof, if required, and pay any loss of time occasioned thereby.

24. It is also mutually agreed that this Charter is subject to all the terms and provisions of and all the exemptions from liability contained in the Act of Congress of the United States approved on the 13th day of February, 1893, and entitled "An Act relating to Navigation of Vessels; etc.," in respect of all cargo shipped under this charter to or from the United States of America. It is further subject to the following clauses, both of which are to be included in all bills of lading issued hereunder:

U. S. A. Clause Paramount

This bill of lading shall have effect subject to the provisions of the Carriage of Goods by Sea Act of the United States, approved April 16, 1936, which shall be deemed to be incorporated herein, and nothing herein contained shall be deemed a surrender by the carrier of any of its rights or immunities or an increase of any of its responsibilities or liabilities under said Act. If any term of this bill of lading be repugnant to said Act to any extent, such term shall be void to that extent, but no further.

Both-to-Blame Collision Clause

If the ship comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the Master, mariner, pilot or the servants of the Carrier in the navigation or in the management of the ship, the owners of the goods carried hereunder will indemnify the Carrier against all loss or liability to the other or non-carrying ship or her owners in so far as such loss or liability represents loss of, or damage to, or any claim whatsoever of the owners of said goods, paid or payable by the other or non-carrying ship or her owners to the owners of said goods and set off, recouped or recovered by the other or non-carrying ship or her owners as part of their claim against the carrying ship or carrier.

25. The vessel shall not be required to enter any ice-bound port, or any port where lights or light-ships have been or are about to be withdrawn by reason of ice, or where there is risk that in the ordinary course of things the vessel will not be able on account of ice to safely enter the port or to get out after having completed loading or discharging.

26. Nothing herein stated is to be construed as a demise of the vessel to the Time Charterers. The owners to remain responsible for the navigation of the vessel, insurance, crew, and all other matters, same as when trading for their own account.

27. A commission of 2½ percent is payable by the Vessel and Owners to ______ on hire earned and paid under this Charter, and also upon any continuation or extension of this Charter.

28. An address commission of 2½ per cent payable to ______ on the hire earned and paid under this Charter.

By cable authority from

The original Charter Party in our possession.   As ______ For Owners

BROKERS.